EXHIBIT 1.1

Common Stock

T-3 ENERGY SERVICES, INC.

UNDERWRITING AGREEMENT

April 17, 2007

BEAR, STEARNS & CO. INC.

As Representative of the

several Underwriters named in

Schedule I attached hereto (the “Representative(s)”)

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

T-3 Energy Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 869,617 shares (the “Company Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). First Reserve Fund VIII, L.P. (the “Selling Stockholder”) proposes to sell to the Underwriters an aggregate of 4,242,883 shares of Common Stock (the “Selling Stockholder’s Shares” and, together with the Company Shares, the “Firm Shares”). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, the Selling Stockholder also proposes to sell to the Underwriters up to an additional 636,433 shares of Common Stock (the “Selling Stockholder’s Additional Shares”) and the Company proposes to sell to the Underwriters up to an additional 130,442 shares of Common Stock (the “Company Additional Shares” and, together with the Selling Stockholder’s Additional Shares, the “Additional Shares”). The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” The Shares are more fully described in the Registration Statement and Prospectus referred to below. Bear, Stearns & Co. Inc. (“Bear Stearns”) is acting as lead manager (the “Lead Manager”) in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities (the “Shelf Securities”), including the Shares, on Form S-3 (No. 333-140254) (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form. Other than a registration statement, if any, increasing the size of the Offering (a “Rule 462(b) Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and (i) including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement becomes effective, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

The prospectus relating to the Shelf Securities, including the Company Shares and the Company Additional Shares, and the prospectus relating to Selling Stockholder’s Shares and the Selling Stockholder’s Additional Shares, each in the form first filed with the Commission as part of the Initial Registration Statement, are hereafter collectively referred to as the “Prospectus.” Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter referred to as a “Preliminary Prospectus;” and the Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(d) below), is hereafter referred to as the “Pricing Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus;” and the Pricing Prospectus, as supplemented by the public offering price of the Shares, the number of Shares offered and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex VI hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.” Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to any “amendment” or “supplement” to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated hereby.

All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement complies and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 17 hereof.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 17 hereof.

(d) For purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any (each as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Securities Act Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed on Annex V hereto, as supplemental by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the

Closing Date and the Additional Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 17 hereof.

(e) Ernst & Young LLP, who have audited the consolidated financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act, and the Rules and Regulations.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, except as disclosed in the Registration Statement and the Pricing Disclosure Package, (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, (ii) there has not been any change in the capital stock or material increase in the long-term or short-term debt of the Company or any of its subsidiaries listed in Exhibit A hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) taken on a consolidated basis, (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity or properties of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Pricing Disclosure Package.

(g) The issued and outstanding capital stock of the Company is as set forth in the Pricing Prospectus under the caption “Capitalization” (other than for subsequent issuances pursuant to employee benefit plans or issuances upon exercise of outstanding options or warrants, and all of the issued and outstanding shares of capital stock of the Company, including the Selling Stockholder’s Shares, have been duly and validly authorized, are fully paid and non-assessable and were issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and except as otherwise set forth in the Pricing Prospectus are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(h) The Company Shares to be delivered on the Closing Date (as hereinafter defined) have been duly and validly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement and the Pricing Disclosure Package, neither the Company nor any Subsidiary or the Selling Stockholder has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security (other than for subsequent issuances pursuant to employee benefit plans). Except as disclosed in the Pricing Prospectus, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(i) The Subsidiaries are the only “subsidiaries” of the Company (within the meaning of Rule 405 under the Securities Act). Except for the Subsidiaries and except for the Company’s arrangement with Servicios Y Maquinaria De Mexico, S.A. de C.V., the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. The Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders’ equity or properties of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”); or the ability of the Company to consummate the Offering or any other transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(j) Each of the Company and each Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications,

licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (individually a “Consent” and collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Pricing Disclosure Package, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. No Consent contains a restriction that could reasonably be expected to be materially burdensome to the business or properties of the Company or any Subsidiary that is not adequately disclosed in the Registration Statement and the Pricing Disclosure Package.

(k) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with, require consent under or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except, in the case of clauses (i) and (iii) above, as could not reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Company to perform its obligations under this Agreement.

(m) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement except the registration under the Securities Act of the Shares, which has become effective, and such Consents as may be required under state or foreign securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. (“NASDR”) in connection with the purchase and distribution of the Shares by the Underwriters.

(n) Except as disclosed in the Registration Statement and the Pricing Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(o) The Company’s historical financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; and except as otherwise stated in the Pricing Disclosure Package, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Securities Act or the Securities Act Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are accurately presented in all material respects and, with respect to such financial information, have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus from which such information has been derived.

(p) There are no pro forma financial statements which are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus in accordance with Regulation S-X which have not been included as so required.

(q) The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(r) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR and the conditions for the use of Form S-3 to register the Shares under the Securities Act have been satisfied. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, the outstanding shares of Common Stock are listed for quotation on the Nasdaq Global Market System (the “Nasdaq”), the Shares have been approved for quotation on the Nasdaq upon issuance or sale and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(s) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(t) The Company has implemented and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(u) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(v) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act or the Rules and Regulations) with the offer and sale of the Shares pursuant to the Registration Statement.

(w) Except as disclosed in the Pricing Disclosure Package, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(x) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock,” insofar as it purports to constitute a summary of the terms of the Common Stock, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(y) The documents incorporated or deemed to be incorporated by reference in the Pricing Prospectus and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations and, when read together with the other information in the Pricing Prospectus or the Prospectus, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) The Company is not and, at all times up to and including the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and after giving effect to application of the net proceeds of the Offering as described in the Pricing Disclosure Package, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(aa) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement or the Pricing Disclosure Package, or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations and which have not been so described or filed.

(bb) Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package or the Prospectus or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(cc) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Pricing Disclosure Package. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(dd) Except as disclosed in the Registration Statement and the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus, or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuances with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(ee) The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Pricing Disclosure Package. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Registration Statement and the Pricing Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(ff) The Company and each Subsidiary (i) owns or possesses the right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement and the Pricing Disclosure Package and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(gg) The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(hh) Each of the Company and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for taxes that could not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened except as could not reasonably be expected to have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period in all material respects and, since December 31, 2006, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(ii) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(jj) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan;” and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the knowledge of the Company, whether by action or by failure to act, which could cause the loss of such qualification.

(kk) There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission, contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation in any respect of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Company to perform its obligations under this Agreement.

(nn) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Annex VI hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex VI hereto and any electronic road show previously approved by the Lead Manager.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters’ shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Selling Stockholder has full limited partnership right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been duly and validly authorized by the Selling Stockholder. This Agreement has been duly and validly executed and delivered by the Selling Stockholder.

(b) The Selling Stockholder (i) has, and on the Closing Date and any Additional Closing Date, will have, good and valid title to and is the lawful owner of the Selling Stockholder’s Shares and the 322,490 Selling Stockholder’s Additional Shares, which do not underlie warrants, if any, and (ii) on any Additional Closing Date will have good and valid title to and be the lawful owner of the 313,943 Additional Shares which underlie exercisable warrants, if any, in each case to be sold by the Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Selling Stockholder’s Shares and Additional Shares as provided herein, the Selling Stockholder will convey to the Underwriters good and valid title to such Selling Stockholder’s Shares and Additional Shares, free and clear of all Liens.

(c) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Selling Stockholder of this Agreement, or consummation by the Selling Stockholder of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the sale and delivery of the Selling Stockholder’s Shares and the Additional Shares to be sold and delivered hereunder, except the registration under the Securities Act of the Selling Stockholder’s Shares and the Additional Shares, which has become effective, and such Consents as may be required under the state or foreign securities laws, the blue sky laws of any jurisdiction, the NASD or NASDR in connection with the purchase and distribution of the Selling Stockholder’s Shares and the Selling Stockholder’s Additional Shares by the Underwriters.

(d) The execution, delivery and performance of this Agreement, by the Selling Stockholder and consummation of the transactions contemplated hereby or the fulfillment of the terms hereof by the Selling Stockholder do not and will not (i) conflict with, require consent under or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Selling Stockholder pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Selling Stockholder is party or bound, or to which any of the property or assets of the Selling Stockholder is a party or by which the Selling Stockholder or its properties, operations or assets may be bound, (ii) violate or conflict with any provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, limited liability agreement or other organizational documents, as applicable, of the Selling Stockholder, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal governmental agency or body, domestic or foreign, except, in the case of clauses (i) and (iii) above, as could materially impair the ability of the Selling Stockholder to perform its obligations under this Agreement.

(e) Except as disclosed in the Registration Statement and the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus or, to the Selling Stockholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(f) The Selling Stockholder has reviewed and is familiar with the Registration Statement, the Pricing Disclosure Package and the Prospectus and (i) has no knowledge of any material adverse information with regard to the Company or the Subsidiaries which is not disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) there are no misstatements of material fact nor are there any failures to state material facts necessary to make the statements in the Pricing Disclosure Package or the Prospectus, in light of the circumstances under which they were made, not misleading and (iii) is not prompted to sell the Shares and the Additional Shares, if any, to be sold by the Selling Stockholder by any information concerning the Company or any Subsidiary which is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, however, that the

Selling Stockholder’s representations and warranties contained in clause (ii) above is limited solely to statements or omissions made in reliance upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(h) The Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date, if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares and the Additional Shares, if any, by the Selling Stockholder other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at a purchase price per share of $22.74, the number of Firm Shares set forth opposite their respective names on Schedule I hereto together with any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Lead Manager and the Company, at 10:00 A.M., New York City time, on the fourth business day after the determination of the public offering price of the Shares, or such other time and date as the Lead Manager and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to the Company and the Selling Stockholder, as the case may be, upon delivery of certificates for the Firm Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Selling Stockholder’s Shares to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as the Lead Manager may request. The Company and the Selling Stockholder will permit the Lead Manager to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Selling Stockholder hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 636,433 Selling Stockholder’s Additional Shares and (ii) the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 130,442 Company Additional Shares, in each case at the same purchase price per share to be paid by the Underwriters for the Firm Shares as set forth in Section 3(a), for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part on one or more occasions, on or before the thirtieth day following the date of the Prospectus, by written notice from the Lead Manager to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Lead Manager, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that no Additional Closing Date shall occur earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised. Upon any exercise of the option as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, agrees to purchase from the Selling Stockholder and the Company the number of Additional Shares that bears the same proportion of the total number of Additional Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate fractional shares as the Lead Manager in its sole discretion shall make. If the Underwriters exercise their option with respect to only a portion of the Additional Shares, then the allocation between Selling Stockholder Additional Shares and Company Additional Shares shall be made on a pro rata basis based on the respective percentage the Selling Stockholder Additional Shares and the Company Additional Shares bear to the Additional Shares.

(d) Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by the Lead Manager, the Company and the Selling Stockholder, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by the Lead Manager, the Company and the Selling Stockholder. Payment of the purchase price for the Additional Shares shall be made by wire transfer in same day funds to the Company and the Selling Stockholder upon delivery of certificates for the Additional Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as the Lead Manager may request. The Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Selling Stockholder’s Additional Shares to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder. The Company and the Selling Stockholder will permit the Lead Manager to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

(e) The Company and the Selling Stockholder acknowledge and agree that (i) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising the Company or the Selling Stockholder on other matters, (iii) the Underwriters’ obligations to the Company and the Selling Stockholder in respect of the Offering are set forth in this Agreement in their entirety; and (iv) they have obtained such legal, tax, accounting and other advice as they deem appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and they are not relying on the Underwriters with respect to any such matters.

4. Offering. Upon authorization of the release of the Firm Shares or the Additional Shares, as the case may be, by the Lead Manager, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5. Covenants of the Company; Covenants of the Selling Stockholder; Covenants of the Underwriters.

(a) In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

(i) The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by the Lead Manager, confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the Pricing Prospectus, or the Prospectus, including but not limited to a Registration Statement filed pursuant to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(ii) If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Pricing Prospectus or in any amendment thereof or any supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment, supplement or document (in form and substance satisfactory to the Lead Manager) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will not, without the prior consent of the Lead Manager, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex VI hereto and any electronic road show previously approved by the Lead Manager in writing, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Lead Manager promptly and, if requested by the Lead Manager, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Lead Manager) that will correct such statement, omission or conflict or effect such compliance.

(iv) The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(v) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement, the Prospectus or any Pricing Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(vi) Promptly from time to time, the Company will use its best efforts, in cooperation with the Lead Manager, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Lead Manager may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to become subject to taxation, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such consent.

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), a consolidated earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act).

(viii) During the period of 90 days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Lead Manager, the Company (A) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex V hereto of each of its executive officers and directors listed on Schedule II attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Shares as contemplated by this Agreement and the Company’s issuance of Common Stock upon (X) the exercise of currently outstanding options or warrants; (Y) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Pricing Disclosure Package or (Z) as consideration for any merger and acquisition by the Company, the primary purpose of which is not to raise capital; provided however that in the case of any issuance pursuant to this clause (Z), in the case of any merger or acquisition other than the acquisition of all of the outstanding capital stock of a publicly traded corporation, each recipient of any such shares or other Securities shall sign and deliver an agreement in substantially the form of Annex V hereto. During the Lock-Up Period, the Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans and Form S-4 relating to the acquisition of a publicly traded corporation.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Manager waives, in writing, such extension except that such extension shall not apply if you or your affiliates may publish or otherwise distribute a research report or make a public appearance concerning the Company in accordance with Rule 2711(f)(4) of the NASD Manual. The Company will provide the Lead Managers and any co-managers, each officer and director of the Company and each stockholder listed on Schedule II attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(ix) During the period of three years from the effective date of the Registration Statement, the Company will, upon written request, furnish to you copies of all reports or other communications (financial or other) furnished to the Company’s security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, however, that in the case of (B) above, the Company shall not be required to furnish any such information if, in its reasonable judgment, such furnishing would require the Company to disclose publicly such information pursuant to Regulation FD under the Securities Act unless the Underwriters shall have expressly agreed to maintain such disclosed information in confidence. For purposes of this clause (ix), any information filed by the Company on EDGAR or readily available via the Company’s website will be deemed furnished to you in satisfaction of this clause (ix).

(x) The Company will use its best efforts to list the Shares for quotation on Nasdaq and maintain the listing of the Shares on Nasdaq.

(xi) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Registration Statement and the Pricing Disclosure Package.

(xii) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (Eastern time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(xiv) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(b) In addition to the other covenants and agreements of the Selling Stockholder contained herein, the Selling Stockholder further covenants and agrees with each of the Underwriters that:

(i) To deliver to the Representatives prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-9, which may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(ii) To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, the Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus, the Pricing Prospectus or the Registration Statement, in each case as then amended or supplemented, or any Issuer Free Writing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and the Additional Closing Date, if any, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;

(iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by the Selling Stockholder; and

(v) During the Lock-Up Period, without the prior written consent of the Lead Manager, the Selling Stockholder (A) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (B) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the Rules and Regulations) with respect to any Relevant Security, and (C) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of the Selling Stockholder’s Shares and the Additional Shares, if any, as contemplated by this Agreement.

(vi) The Selling Stockholder has not, prior to the execution of this Agreement, distributed any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Preliminary Prospectus, and will not, at any time on or after the execution of this Agreement, distributed any “prospectus” (within the meaning of the Securities Act) of offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Prospectus.

(c) Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus (including the Pricing Prospectus), any Issuer Free Writing Prospectus, the Prospectus and any

and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(vi) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all fees and expenses in connection with listing the Shares on the Nasdaq; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (viii) any stock transfer taxes incurred in connection with this Agreement or the Offering; (ix) expenses associated with the preparation and distribution of any electronic road show; and (x) the fees and expenses related to the offering of Shares by the Selling Stockholder. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 7 or 13(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters (including but not limited to fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

The Selling Stockholder will pay all fees and expenses related to the offering of the Shares to be sold by them, including (i) the fees and disbursements of their counsel, if any, and (ii) any applicable stock transfer or other taxes related to the offering of its Shares. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholder may make for the sharing or allocation of such costs and expenses.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. (Washington, D.C. time) on the date of this Agreement; and all necessary regulatory or stock exchange approvals shall have been received.

(b) At the Closing Date you shall have received the favorable written opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriters in the form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto.

(c) At the Closing Date you shall have received the favorable written opinion of Richard Safier, general counsel of the Company, dated the Closing Date, addressed to the Underwriters in the form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto.

(d) At the Closing Date, you shall have received the favorable written opinion of Jones Day, counsel to the Selling Stockholder, dated the Closing Date, addressed to the Underwriters in the form and substance reasonably satisfactory to you, to the effect set forth in Annex III hereto.

(e) At the Closing Date, you shall have received the favorable written opinion of Anne E. Gold, General Counsel of First Reserve Corporation, dated the Closing Date, addressed to the Underwriters in the form and substance reasonably satisfactory to you, to the effect set forth in Annex IV hereto.

(f) At the Closing Date, you shall have received the favorable written opinion of Bennett Jones LLP, Special Canadian Counsel to the Company, dated to the Closing Date, addressed to the Underwriters in the form and substance reasonably satisfactory to you, to the effect set forth in Annex VII hereto.

(g) At the Closing Date, you shall have received the written opinion of Underwriters’ Counsel, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as you may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the

Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a) and (h) of this Section 7, and as to such other matters as you may reasonably request.

(i) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Ernst & Young L.L.P., independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(j) Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Disclosure Package (exclusive of any supplement thereto), there shall not have been any change in the capital stock or material increase in the long-term or short-term debt of the Company or its Subsidiaries taken on a consolidated basis or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity or properties of the Company and the Subsidiaries, taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Lead Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Registration Statement and the Pricing Disclosure Package (exclusive of any supplement thereto).

(k) You shall have received a duly executed lock-up agreement from each director or executive officer of the Company listed on Schedule II attached hereto in each case substantially in the form attached hereto as Annex V.

(l) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ.

(m) At the Closing Date, the NASD shall have confirmed that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n) At the Closing Date, you shall have received a certificate of an authorized representative of the Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholder set forth in Section 2 hereof are accurate and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(o) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from the Selling Stockholder.

(p) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to the Lead Manager and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Lead Manager at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by the Lead Manager at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any “road show” (as defined in Rule 433 under the Securities Act) provided to investors by, or with the approval of, the Company in connection with the Offering (“Marketing Materials”), or (ii) the omission or alleged omission to state (A) in the Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Lead Manager expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 17 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) The Selling Stockholder shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Stockholder contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make (i) the statements in the Registration Statement, as originally filed or any amendment thereof, not misleading, or (ii) the statements in any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or any supplement thereto or amendment thereof, in light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholders will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Lead Manager expressly for use therein (as described in the last sentence of Section 1(b) hereof); provided further, however, that such Selling Stockholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being agreed that the only such information is that which is included under the heading “Principal Stockholders” which relates to such Selling Stockholder, and “Selling Stockholder”; and; provided further, however, that in no such case shall the Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount but before deducting other expenses) applicable to the Shares sold by such Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that the Selling Stockholder may otherwise have including but not limited to other liability under this Agreement.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 17 hereof. This indemnity will be in addition to any liability that any Underwriter may otherwise have including but not limited to other liability under this Agreement.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of not more than one counsel (in addition to any local counsel, and unless, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, a conflict or potential conflict exists (based upon advice of counsel to such indemnified party) between such indemnified party and another indemnified party that makes it impossible or inadvisable for the same counsel to conduct the defense of both such indemnified party and such other indemnified party) shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder, any contribution received by the Company and the Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters further agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) in no case shall the Selling Stockholder be required to contribute any amount in excess of the amount by which the net proceeds actually received by the Selling Stockholder from the sale of its Shares under this Agreement exceeds the amount of any damages that the Selling Stockholder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Selling Stockholder subject in each case to clauses (i), (ii) and (iii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Company and the Selling Stockholder to contribute pursuant to this Section 9 are several. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

10. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Lead Manager pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company and the Selling Stockholder that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Lead Manager in its sole discretion shall make.

(b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, the Lead Manager may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Lead Manager does not arrange for the purchase of the Default Shares as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholder to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Sections 6, 8, 9, 12 and 13) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

(c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Lead Manager or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

11. Selling Stockholder Default.

(a) If the Selling Stockholder shall default in its obligation to sell and deliver any Shares hereunder, then the Lead Manager may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 12 and 13 hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder so defaulting from liability, if any, in respect of such default.

(b) In the event that such default occurs and the Company and Underwriters agree to proceed with the Offering, then the Underwriters may, at the option of the Lead Manager, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to increase the number of Shares it is required to sell hereunder.

12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Stockholder submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or the Selling Stockholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9, 12, 16 and 17 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10, 11 or 13 hereof.

13. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 13 and of Sections 1, 2, 6, 8, 9, 12 and 14 through 19, inclusive, shall be in full force and effect at all times after the execution hereof.

(b) The Lead Manager shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Lead Manager will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on The New York Stock Exchange (“the NYSE”) or the Nasdaq shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; (iii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; or (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vi) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Lead Manager, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 13 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 10(b) or Section 13(b)(i),(ii),(iv) or (vi) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof (other than pursuant to Section 7(m)) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Lead Manager, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Transactions Group, with a copy to Underwriter’s Counsel at Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, Attention: Gislar Donnenberg;

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Gus D. Halas, with a copy to Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002, Attention: Douglas E. McWilliams;

(c) if sent to the Selling Stockholder, shall be mailed, delivered, or faxed and confirmed in writing to First Reserve Fund VIII, L.P. c/o First Reserve Corporation, One Lafayette Place, Greenwich, Connecticut 06830, Attention: Anne E. Gold, with a copy to Jones Day, 717 Texas Avenue, Suite 3300, Houston, Texas 77002, Attention: J. Mark Metts;

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Bear Stearns, which address will be supplied to any other party hereto by Bear Stearns upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholder and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

16. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

17. The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c) and 8 hereof, the information provided by or on behalf of any Underwriter consists solely of the following material included under the caption “Underwriting” in the Prospectus: (a) the first paragraph under the subcaption “Commissions and Discounts” and (b) under the subcaption “Price Stabilization, Short Positions.”

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

T-3 ENERGY SERVICES, INC.

By:	/s/ Keith Klopfenstein
Name:	Keith Klopfenstein
Title:	Vice President

FIRST RESERVE FUND VIII, L.P.

By:	First Reserve GP VIII, L.P., its general partner
By:	First Reserve Corporation, its general partner

By:	/s/ Anne E. Gold
Name:	Anne E. Gold
Title:	General Counsel

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:	/s/ Stephen Parish
Name:	Stephen Parish
Title:	Senior Managing Director

On behalf of themselves and the other

Underwriters named in Schedule I hereto.

Signature page to Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Shares to be Purchased if Option is Fully Exercised
Bear, Stearns & Co. Inc.	3,323,125	498,469
Simmons & Company International	1,022,500	153,375
Pritchard Capital Partners, LLC	766,875	115,031

Total	5,112,500	766,875

Schedule I

SCHEDULE II

Gus D. Halas

Michael T. Mino

Keith A. Klopfenstein

Michael W. Press

Stephen A. Snider

James M. Tidwell

Schedule II

EXHIBIT A

Subsidiaries

A&B Bolt & Supply, Inc.

ARC Disposition, Inc.

Cor-Val Holdings, Inc.

Cor-Val LP, Inc.

Cor-Val, L.P.

KC Machine, LLC

Landreth Metal Forming, Inc.

Losco, Inc.

Manifold Valve Services, Inc.

O&M Equipment Holdings, Inc.

O&M Equipment LP, Inc.

O&M Equipment, L.P.

OF Acquisition, L.P.

Philform, Inc.

Pipeline Valve Specialty, Inc.

Preferred Industries Holdings, Inc.

Preferred Industries LP, Inc.

Preferred Industries, L.P.

T-3 Energy Preferred Industries Mexico, S. de R.L. de C.V.

The Rex Group, Inc.

Rex Machinery Movers, Inc.

T-3 Canadian Holdings, Inc.

T-3 Custom Coating Applicators, Inc.

T-3 Energy Services Canada, Inc.

T-3 Energy Services International, Inc.

T-3 Financial Services LP, Inc.

T-3 Financial Services, L.P.

T-3 Investment Corporation I

T-3 Investment Corporation II

T-3 Investment Corporation III

T-3 Investment Corporation IV

T-3 Investment Corporation V

T-3 Investment Corporation VI

T-3 Machine Tools, Inc.

T-3 Management Holdings, Inc.

T-3 Management LP, Inc.

T-3 Management Services, L.P.

T-3 Mexican Holdings, Inc.

T-3 Nova Scotia ULC

T-3 Energy Services (formerly T-3 Oilco Energy Services Partnership)

T-3 Oilco Partners ULC

T-3 Property Holdings, Inc.

Exhibit A - 1

T-3 Rocky Mountain Holdings, Inc.

T-3 Support Services, Inc.

United Wellhead Services, Inc.

United Wellhead Services of Louisiana, Inc.

Wellhead Recycling, Inc.

Exhibit A - 2

ANNEX I

Form of Opinion of Company Counsel

1. Each of the Company and the Subsidiaries listed on Exhibit A hereto (the “Subsidiaries”) is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, with requisite corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction listed on Exhibit A hereto.

2. The Company has an authorized capital stock as set forth in the Pricing Prospectus. The Company Shares to be delivered on the Closing Date have been duly authorized and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive rights under the Company’s Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law that entitle or will entitle any person to acquire any Common Stock from the Company upon issuance or sale thereof. When the Company Shares are delivered and paid for in accordance with the terms of the Underwriting Agreement, such Company Shares will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package.

3. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

4. The execution, delivery, and performance of the Underwriting Agreement by the Company and consummation by the Company of the transactions contemplated by Underwriting Agreement, do not and will not (A) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the Company or any of its Subsidiaries or their respective properties or assets may be bound and which is listed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006, or (B) violate any provision of the Certificate of Incorporation or Bylaws of the Company or (C) result in the violation of any judgment, decree or order known to us issued by any court or governmental agency or body under any federal or Texas state statute having jurisdiction over the Company or any of its Subsidiaries or of any federal or Texas state statute, rule or regulation known to us, except, with respect to clauses (A) and (C) for such violations that, in the aggregate, would not have a Material Adverse Effect or would materially impair the ability of the Company to perform its obligations under the Underwriting Agreement; provided, however, that the opinion expressed in clause (C) herein shall not include antifraud provisions of federal or state securities laws or Blue Sky laws or other antifraud statutes, rules or regulations.

Annex I - 1

5. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement or consummation of the transactions contemplated by the Underwriting Agreement, except for (1) such as may be required under the Exchange Act and applicable state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act, (3) as would not have a Material Adverse Effect if not obtained or made and (4) such as are required by the NASD or NASDR.

6. The Registration Statement, the Pricing Prospectus and the Prospectus (other than (a) the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and (b) the other financial information included therein or omitted therefrom included or incorporated therein, as to which such counsel need not express an opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus (other than (a) the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and (b) the other financial information included therein or omitted therefrom included or incorporated therein, as to which such counsel need not express an opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the Exchange Act and the Rules and Regulations

7. The statements under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Principal Debt Instruments,” and “Description of Capital Stock” in the Pricing Prospectus and Item 15 of Part II of the Registration Statement insofar as such statements constitute summaries of the legal matters or documents referred to therein, are correct in all material respects.

8. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

9. The Registration Statement was declared effective under the Securities Act on February 9, 2007, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission; the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and in the time period required therein.

10. The Company has the requisite corporate power and authority to issue, sell and deliver the Company Shares and perform its obligations under this Agreement, and all corporate action required to be taken for the issuance, sale and delivery of the Company Shares and the consummation of the transactions contemplated by this Agreement and as described in the Pricing Prospectus have been duly and validly taken.

Annex I - 2

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and other representatives of the Company, the Selling Stockholder and the Underwriters, with representatives of counsel of the Underwriters and with representatives of the Company’s independent public accountants at which the contents of the Registration Statement, the Pricing Prospectus and the Prospectus and related matters were discussed. Although such counsel has not independently verified and are not passing upon, does not assume any responsibility for and need not express an opinion regarding, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus (except as and to the extent set forth in paragraph (7) above), on the basis of the foregoing participation (relying with respect to factual matters to the extent such counsel deem appropriate upon statements by officers and other representatives of the Company, the Selling Stockholder and the Underwriters), no facts have come to such counsel’s attention that have led such counsel to believe that:

(A) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Pricing Disclosure Package as of the Applicable Time contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion, statement or belief with respect to the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data or included or incorporated in, or omitted from, the Registration Statement or the Prospectus.

The foregoing opinions may be subject to the following qualifications and comments:

(a) In rendering its opinion in paragraph (1) as to the valid existence and good standing of the Company and the Subsidiaries, such counsel may rely solely on certificates from the Secretary of State of the State of Delaware or Texas, as the case may be, and as to the qualification to do business and good standing as a foreign corporation, partnership or limited liability company of the Company and the Subsidiaries in the jurisdictions listed on Exhibit A hereto, such counsel may rely solely on certificates of the Secretary of State of the jurisdictions listed on Exhibit A hereto.

(b) In rendering its opinion in paragraph (9) regarding the absence of stop orders suspending the effectiveness of the Registration Statement or any post-effective amendment thereof and the absence of any proceedings therefor being initiated or threatened by the Commission, such counsel may rely exclusively on an oral conversion with the Staff of the Commission on the Closing Date.

Annex I - 3

(c) As used in this opinion, as to matters with respect to which an opinion is stated to be “to such counsel’s knowledge,” “known to such counsel” or words of similar effect, such counsel need not undertake any independent examination of the facts or records of any court, tribunal or other governmental or regulatory body, but may rely upon a certificate of an officer of the Company as to factual matters and upon actual knowledge of attorneys of such counsel’s firm who have devoted time to substantive legal matters for the Company and its Subsidiaries.

The opinions expressed in this opinion may be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and such counsel need not express any opinion as to the laws of any other jurisdiction.

Annex I - 4

EXHIBIT A TO ANNEX I

Cor-Val, L.P.

Manifold Valve Services, Inc.

Pipeline Valve Specialty, Inc.

Preferred Industries, L.P.

T-3 Financial Services, L.P.

T-3 Management Services, L.P.

T-3 Support Services, Inc.

The Rex Group, Inc.

United Wellhead Services, Inc.

Annex I - A

ANNEX II

Form of Opinion of the Company’s General Counsel

1. Each of the Company and the Subsidiaries listed on Exhibit A1 hereto (the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, with requisite corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction listed on Exhibit A hereto.

2. All of the issued shares of capital stock of the Company, including the Selling Stockholder’s Shares, have been duly and validly authorized and issued, are fully paid and non-assessable and are not in violation of or subject to any statutory preemptive or, to the best of such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance or sale thereof.

3. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens, except for the pledge of the capital stock of the Subsidiaries pursuant to the Credit Agreement as disclosed in the Pricing Prospectus.

4. To the knowledge of such counsel and other than as set forth in the Pricing Disclosure Package, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated.

5. To the knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

6. To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel’s knowledge after due inquiry, neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.

[1]	Exhibit A is same as Exhibit A to Annex I

Annex II - 1

7. The statements under the captions “Business—Environmental and Other Regulations” and “Business—Legal Proceedings” in the Pricing Prospectus, insofar as such statements constitute summaries of the legal matters or documents referred to therein, are correct in all material respects.

The opinions expressed in this opinion may be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and such counsel need not express any opinion as to the laws of any other jurisdiction.

Annex II - 2

ANNEX III

Form of Opinion of Selling Stockholder’s Counsel

Upon payment by the Underwriters for the shares sold by the Selling Stockholder as provided in the Underwriting Agreement, delivery of such shares, as directed by you, to Cede & Co. (“Cede”) or such other nominee as may be directed by The Depository Trust Company (“DTC”) in the State of New York, registration of such shares in the name of Cede or such other nominee and the crediting of such shares on the records of DTC to securities accounts of the Underwriters, assuming that neither DTC nor any of the Undewriters has “notice of any adverse claim” (all within the meaning of the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof (the “UCC”)), to such shares, (a) DTC shall be a “protected purchaser” (within the meaning of the UCC) of such shares, (b) under Section 8-501 of the UCC, the Underwriters will acquire valid security entitlements to such shares credited to their securities accounts and (c) no action based on any “adverse claim” (within the meaning of the UCC) to such shares may be asserted against the Underwriters with respect to such security entitlements.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ Counsel) of other counsel reasonably acceptable to Underwriters’ Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholder; provided, that copies of any such statements or certificates shall be delivered to Underwriters’ Counsel. The opinion of such counsel shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

Annex III - 1

ANNEX IV

Form of Opinion of First Reserve’s General Counsel

1. The Selling Stockholder has been duly formed and is validly existing as a partnership in good standing under the laws of the State of Delaware with full power and authority to own its properties and conduct its business.

2. The Selling Stockholder has full right, power and authority to execute and deliver the Underwriting Agreement, perform its obligations thereunder and to consummate the transactions contemplated by the Underwriting Agreement, including selling, assigning, transferring and delivering the Selling Stockholder’s Shares and the Additional Shares to be sold by the Selling Stockholder in the manner provided in the Underwriting Agreement.

3. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder.

4. The execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder and consummation of the transactions contemplated thereby or the fulfillment of the terms thereof by the Selling Stockholder will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, state securities laws or Blue Sky laws) and do not and will not (i) conflict with, require consent under or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Selling Stockholder pursuant to any (i) indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder may be bound, (ii) violate or conflict with any provision of any charter, bylaws, certificate of formation, partnership agreement, limited liability agreement, trust agreement or other organizational documents, as the case may be, of the Selling Stockholder, (iii) violate or conflict with New York or federal law or the Delaware Revised Uniform Limited Partnership Act (other than federal or state securities or blue sky laws, as to which I express no opinion), or (iv) violate or conflict with any judgment, decree or order of any judicial, regulatory, legal or other governmental agency or body, domestic or foreign, applicable to the Selling Stockholder or property of the Selling Stockholder except, in the case of clauses (i), (iii) and (iv) above, as could not reasonably be expected to have a Material Adverse Effect.

Annex IV - 1

ANNEX V

Form of Lock-Up Agreement

April 17, 2007

Bear, Stearns & Co. Inc.

As Representative of the several

Underwriters referred to below

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Attention: Equity Capital Markets

T-3 Energy Services, Inc. Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by T-3 Energy Services, Inc., a Delaware corporation (the “Company”), of its common stock, $.001 par value (the “Stock”).

In order to induce you and the other underwriters for which you act as representatives (the “Underwriters”) to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. (“Bear Stearns”), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to (A) transfers of shares of Stock or securities convertible into Stock as a gift of gifts or as intra family transfers or transfers to trusts or family limited partnerships for estate planning purposes or (B) transfers of Stock or any security convertible into Stock by will or intestacy; provided, as to clauses (A) and (B), each resulting transferee of shares of Stock or securities convertible into Stock executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first written above as if it had been an original party hereto. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

Annex V - 1

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Bear Stearns waives, in writing, such extension. The undersigned acknowledges that the Company has agreed in the underwriting agreement for the Offering to provide notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph, and the undersigned agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

It is understood that, if the Underwriting Agreement for the Offering does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned shall be released from all obligations under this letter.

Annex V - 2

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:
Print Name:

Annex V - 3

ANNEX VI

Issuer Free Writing Prospectuses

Included in the Pricing Disclosure Package

None.

Annex VI - 1

ANNEX VII

Form Opinion of Bennett Jones LLP

1.	T-3 Energy Services has been properly created as a general partnership under the laws of the Province of Alberta, having T-3 Energy Services Canada, Inc. and T-3 Oilco Partners ULC as its partners.

Annex VIII - 1